UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 23, 2006
(Date of Earliest Event Reported)

Commission file number: 1-3203

CHESAPEAKE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	54-0166880
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1021 East Cary Street
Richmond, Virginia	23219
(Address of principal executive offices)	Zip Code

Registrant's telephone number, including area code: 804-697-1000

Not Applicable
(Former name, former address, and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 23, 2006, Chesapeake Corporation ("Chesapeake" or the "Company") executed amendment No. 2 to the Second Amended and Restated Credit Agreement dated as of February 23, 2004 by and among Chesapeake Corporation and various subsidiary borrowers, the banks and other institutional lenders and Wachovia Bank, National Association, as administrative agent for the lenders (the "Credit Agreement").

In addition to certain technical corrections and amendments, the Credit Agreement amendment includes provisions to accommodate strategic initiatives of the Company and to adjust certain financial maintenance covenants during 2006 and 2007.

The amendment, which is attached as Exhibit 4.1 to this report, is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)
Exhibits

4.1

Amendment No. 2 dated February 23, 2006 to the Second Amended and Restated Credit Agreement dated as of February 23, 2004 by and among Chesapeake Corporation and various subsidiary borrowers, the banks and other institutional lenders and Wachovia Bank, National Association, as administrative agent for the lenders

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHESAPEAKE CORPORATION
(Registrant)

Date: March 1, 2006	BY:	/s/ Joel K. Mostrom
Joel K. Mostrom
Senior Vice President & Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1

Amendment No. 2 dated February 23, 2006 to the Second Amended and Restated Credit Agreement dated as of February 23, 2004 by and among Chesapeake Corporation and various subsidiary borrowers, the banks and other institutional lenders and Wachovia Bank, National Association, as administrative agent for the lenders